                                                                   EXHIBIT 10.34


[CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION]



                       EXCLUSIVE DISTRIBUTION AGREEMENT
                                     JAPAN



                                  - BETWEEN -



                               HESKA CORPORATION



                                    - AND -



                           NOVARTIS AGRO K.K., TOKYO



                                AUGUST 18, 1998

THIS EXCLUSIVE DISTRIBUTION AGREEMENT (THE "AGREEMENT") is entered into AS of August 18, 1998 (the "EFFECTIVE DATE") between:

     (1)  HESKA CORPORATION ("HESKA"), a Delaware corporation; and

     (2)  NOVARTIS AGRO K.K., TOKYO, a Japanese corporation ("NOVARTIS").

WHEREAS, concurrent with the execution of this Agreement, Heska and Novartis Animal Health Inc. ("NAH BASLE") are entering into an agreement under which it is granting to Heska a right of first refusal to develop, market and sell worldwide certain products (the "RIGHT OF FIRST REFUSAL AGREEMENT").

WHEREAS, Novartis wishes to purchase products from Heska for the purpose of distribution for resale in Japan.

THE PARTIES AGREE AS FOLLOWS:

1.   DEFINITIONS.
     -----------

In this Agreement, including the Schedules hereto, the following words and expressions shall have the following meanings:

     "AFFILIATE" means, with respect to any entity, any other entity which is controlled by, in control of, or under common control with, such entity. For the purpose of this definition, "control" of an entity shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

     "BASE RATE" initially means the average exchange rate of Japanese Yen to United States dollars over the twenty (20) consecutive business ending five (5) business days prior to the date on which the initial Price is set under SECTION
4.1 for the Product which the Parties project will be the first Product to achieve Commercial Release. The Base Rate shall be adjusted pursuant to SECTION 4.1.

     "COMMERCIAL RELEASE" means, with respect to a Product, that such Product has been approved for marketing in Japan by all applicable Japanese regulatory authorities.

     "COMPETITIVE PRODUCT" means any product (other than a Product) which has any of the same diagnostic or therapeutic applications as any Product.

     "INITIAL PERIOD" has the meaning given to such term in SECTION 2.4(A).

     "MINIMUM EXPIRATION DATE" means, for each Product, the minimum amount of time from the scheduled shipment date of any such Product unit to the stated expiration date of such unit which Heska agrees to provide under SECTION 3.4. The Minimum Expiration Date for each Product shall be specified pursuant to SECTION 2.4.

     "MINIMUM ORDER QUANTITY" means, for each Product, the minimum quantity of each order for such Product. Heska shall specify such amount pursuant to
SECTION 2.4.

     "NAH BASLE" has the meaning given to such term in the first Recital.

     "PARTY" means Heska and/or Novartis.

     "PERIOD" means each of the Initial Period and each calendar year thereafter.

     "PRICE" has the meaning given to such term in SECTION 4.1.

     "PRODUCT SCHEDULE" has the meaning given to such term in SECTION 2.4(A).

     "PRODUCTS" means Heska's Feline Heartworm Point of Care Diagnostic, Canine Heartworm Point of Care Diagnostic, Periodontal Disease Therapeutic, Feline Trivalent Vaccine, and Feline Bivalent Vaccine. The Parties may revise the definition of Products pursuant to SECTIONS 6 AND 11.2.

     "PURCHASE GOAL" means, for each Product, the amount determined as set forth in SECTION 2.4.

     "RIGHT OF FIRST REFUSAL AGREEMENT" has the meaning given to such term in the first Recital.

     "RMA PROCEDURES" means Heska's returned materials authorization (RMA) procedures, as revised by Heska from time to time.

     "TERM" means the period commencing on the date hereof and, unless terminated in accordance with SECTION 12, continuing to December 31, 2006.

2.   DISTRIBUTOR APPOINTMENT.
     -----------------------

     2.1  Appointment.  Subject to the terms and conditions set out in this
          -----------
Agreement, Heska hereby appoints Novartis as its exclusive distributor in Japan during the Term to promote, market and sell the Products for use by veterinarians.

     2.2  No Sales Outside Japan.  Without the prior written consent of Heska,
          ----------------------
Novartis shall not (a) seek customers outside of Japan, (b) establish distribution points outside of Japan, nor (c) sell the Products to any distributor or reseller which Novartis reasonably understands will sell the Products outside of Japan.

     2.3  No Limit on Price.  Notwithstanding SECTION 2.4, Novartis has the
          -----------------
unrestricted right to unilaterally determine the prices at which it resells the Products which it purchases hereunder. No Heska representative has the authority to require or suggest that Novartis charge a particular resale price for the Products which it purchases hereunder.

     2.4  Initial Marketing Plan; Product Schedule.
          ----------------------------------------

          (a)  Initial Period.  At least six months prior to the projected
               --------------
Commercial Release of each Product (or, if later, on or prior to the date on which such Product becomes a Product hereunder), Novartis will provide to Heska a draft marketing plan (the "MARKETING PLAN") for such Product for the remainder of the initial calendar year and, if less than nine months remains in such calendar year, the next succeeding calendar year (the "INITIAL PERIOD"). The Marketing Plan shall specify in reasonable detail Novartis' marketing plans for such Product and shall include for the Initial Period Novartis' anticipated sales price of the Product (the "NOVARTIS PRICE") and Purchase Goal for the Product based on its good faith sales estimates. Following delivery of such initial plan, the Parties will agree in good faith on the Product packaging and Heska will provide Novartis for such Product the Minimum Order Quantity, Minimum Expiration Date and complete Product specifications. The Parties also shall calculate the Price of such Product in accordance with SECTION 4.1. All such terms and materials shall be set forth in a "Product Schedule" substantially in the form attached as SCHEDULE A (a "PRODUCT SCHEDULE").

          (b)  Subsequent Periods.  For each Period after the Initial Period,
               ------------------
Novartis will provide to Heska a revised Marketing Plan. Each such plan shall be delivered by November 1 of the year prior to the start of such Period. Such plans shall specify for the covered Period the Novartis Price and the Purchase Goals for the Product. Unless otherwise agreed by Heska, such terms shall be at least equal to the higher of (i) the respective annualized amounts established for the immediately preceding Period, and (ii) for (A) the Novartis Price, the weighted average sales price of such Product in the prior Period, and (B) the Purchase Goal, the actual annualized sales of such Product in the prior Period. The applicable Product Schedule shall be revised to reflect such changes.

     2.5  Competitive Products.  Novartis hereby represents and agrees that
          --------------------
neither it nor any of its Affiliates sell, nor will sell during the Term, any Competitive Products in Japan. This representation will be deemed restated as of the date any item becomes a Product as provided in SECTION 6.2.

3.   SALES.
     -----

     3.1  Orders.  Novartis shall place orders for Products consistent with the
          ------
binding portion of the forecasts as set forth in SECTION 5.4. All orders shall be initiated by written purchase order to Heska. Each order for a Product shall request delivery of at least the respective Minimum Order Quantity for such Product. Orders shall not be binding upon Heska unless and until expressly accepted by Heska in writing or by shipping Product in accordance with the order. Heska shall endeavor to accept or reject all orders within five (5) business days

                      [CONFIDENTIAL TREATMENT REQUESTED]

of receipt. No partial shipment of an order shall constitute the acceptance of the entire order, absent the written acceptance of such entire order.

     3.2  Shipping.  Anticipated shipment dates shall be as specified in Heska's
          --------
written acceptance of the order. Heska shall use its commercially reasonable efforts to meet acknowledged shipment dates; however, Heska shall not be liable
                                             -------
for any damages resulting from its failure to meet such shipment dates, even if Heska has been advised of the possibility of such damages. Heska shall select the common carrier and method of shipment. Novartis shall be responsible for arranging the exporting and importing of all Products ordered under this Agreement. Risk of loss or damage shall pass to Novartis on delivery of the Products by Heska to a common carrier. All Products in each order may be shipped only to a single destination.

     3.3  Cancellation/Rescheduling.  Novartis may not cancel purchase orders
          -------------------------
for Products. Novartis shall be entitled to reschedule a purchase order one time without penalty; provided that such rescheduling is requested at least
                      --------
fifteen (15) days prior to the scheduled shipment date and the purchase order is rescheduled to a date no more than thirty (30) days beyond the originally scheduled shipment date.

     3.4  Minimum Expiration Date. Heska agrees that the stated expiration date
          -----------------------
of each Product shall be at least the respective Minimum Expiration Date after the scheduled shipment date of the related order. If any order is rescheduled such commitment regarding the Minimum Expiration Date shall be based on the original scheduled shipment date, not the rescheduled date.

     3.5  Rejection of Products.  A Product shall be deemed accepted if not
          ---------------------
properly rejected within thirty (30) days after receipt by Novartis or, if earlier, shipment by Novartis to its customer. Products which have been accepted (including deemed acceptance) may not be returned based on under or over shipment or shipment of noncomplying Products. Rejection of a Product shall be subject to the RMA Procedures.

4.   PRICES AND PAYMENT.
     ------------------

     4.1  Setting Prices.  At least six months prior to the projected date of
          --------------
Commercial Release for each Product, and thereafter promptly following the setting of the Novartis Price for each Period after the Initial Period, the Parties shall determine the price at which Heska will sell such Product to Novartis (the "PRICE"). Such Price shall apply to all orders shipped during the applicable Period. The Price for such Product will be calculated using the following formulas:

     For orders shipped during the first 24 months following Commercial Release of such Product:

     Price = HC + ([     ](NP-HC))

     For orders shipped after the first 24 months following Commercial Release of such Product:

                      [CONFIDENTIAL TREATMENT REQUESTED]

     Price = HC + ([     ](NP-HC))

     "HC" means Heska's per unit cost to manufacture the Product during the applicable Period. HC shall be expressed in Japanese Yen using the Base Rate as the rate of exchange. Such cost to manufacture is defined as all third party royalties payable by Heska plus, as appropriate, either (a) the manufacturing costs from a third party manufacturer, or (b) Heska's fully burdened manufacturing cost (including overhead) for such Product. To calculate the Price in advance, Heska shall make a good faith estimate of such manufacturing costs and include it in the applicable Product Schedule.

     "NP" means Novartis' weighted average sales price for the Product for the applicable Period. To calculate the Price in advance, the Parties shall use the applicable Novartis Price for such Product.

Notwithstanding the above, if at any time during the Term the Average Rate (defined below) differs from the then current Base Rate by more than 10%, then the Price for such Product shall be adjusted. Under such adjustment, the Price shall be the Original Dollar Price (defined below) for such Product converted into Japanese Yen using such Average Rate. Following such adjustment, such Average Rate shall become the Base Rate for all future calculations and all Product Schedules will be appropriately adjusted. "AVERAGE RATE" means the exchange rate of Japanese Yen to United States dollars averaged over a twenty
(20) consecutive business day period. "ORIGINAL DOLLAR PRICE" shall mean the Price for such Product (prior to adjustment) expressed in United States dollars using the Base Rate (prior to adjustment) as the rate of exchange.

     4.2  Annual Adjustment and Audit.  Following each Period, either Party may
          ---------------------------
request that the Price for any Product be adjusted for the Period just ended based on the actual income and expenses constituting "HC" and "NP" under SECTION
4.1. In connection with calculating "HC" for such adjustments, Heska shall use the various Base Rates in effect at the time such manufacturing costs were incurred. In such event, each Party shall provide the other reasonable proof of their relevant income or costs. Following this recalculation, the payments made for the affected Product shall be promptly and appropriately adjusted. In addition, each Party has the right, upon fourteen (14) days' prior notice to the other, at usual business hours of the day, to cause a certified public accountant (or the equivalent) to examine (and make copies) of the books and records of the other relating to such amounts. Such audit shall be at the requesting Party's expense, except that if based only on the audit results it is determined that the requesting Party overpaid or was underpaid, as appropriate, by over five (5%) percent of the amount paid for the audited Period, then the audited Party shall pay the costs of the audit.

     4.3  Prices. The Prices are FOB, Heska's point of manufacture. The Prices
          ------
do not include the costs of shipping and insurance and sales, use, VAT, excise, withholding or similar taxes. Consequently, Novartis shall pay without deduction, or reimburse Heska for, the gross amount of all shipping and insurance charges and any present or future sales, use, VAT, excise, withholding or similar tax applicable to the sale or furnishing of any Products hereunder. In lieu of a specific tax, Novartis may provide Heska with a tax exemption certificate acceptable to the applicable taxing authority. All Prices are to be stated in Japanese Yen.

     4.4  Payment.  Payment for Products shall be due in full thirty (30) days
          -------
from the date of invoice, which shall be on or subsequent to the date of shipment. All payments hereunder shall be made in immediately available funds in Japanese Yen by wire transfer to the account from time to time specified by Heska. Amounts not paid when due are subject to a monthly charge at the rate of one and one-half percent (1-1/2%) per month, or the maximum rate permitted by law, whichever is less. Novartis agrees to not set off amounts it owes for particular Products against amounts owed to it by Heska.

5.   PRODUCT OBLIGATIONS.
     -------------------

     5.1  Sales and Product Support.  Novartis agrees to use best efforts to
          -------------------------
develop, promote, support and sell the Products in Japan. Such activities shall include, but are not limited to, (a) development of marketing support materials such as sales brochures, journal advertisements, sales aids, technical bulletins, slide presentations and other related supportive documentation, (b) ensuring sales personnel detail the Products to distributors, veterinarians and other interested parties, (c) organizing and sponsoring seminars and meetings with distributors, veterinarians and other interested parties, (d) actively participating in trade shows, including prominently displaying and promoting the Products, and (e) other activities deemed appropriate for the commercial success of the Products. Heska will provide Novartis personnel, at no additional charge, reasonable amounts of training regarding the Products at Heska's facilities in Fort Collins, Colorado. Novartis will pay the travel and living expenses of its personnel. Novartis will maintain throughout Japan customer service phone support for the Products for its distributors and veterinarians. Heska will provide back-up telephone customer support only to Novartis.
Novartis shall contact Heska immediately regarding any material complaints or reports of material adverse experiences regarding use of the Products.

     5.2  Approvals.  No later than promptly following the Effective Date,
          ---------
Novartis will inform Heska of any legal, administrative or regulatory requirements in Japan with which Heska or Novartis must or should comply in connection with this Agreement or the performance by Novartis of the marketing or distribution of any Product (collectively, the "Approvals"). Novartis will comply with all applicable laws in connection with performing its rights and obligations under this Agreement, including obtaining, prior to offering and reselling any Product, all applicable Approvals required for itself and Heska. Novartis will maintain the Approvals throughout the Term. The Approvals will be obtained and maintained by Novartis at its own expense but in Heska's name (other than Approvals relating only to Novartis). Heska, at its own expense, will provide reasonable assistance in connection with obtaining the Approvals, including providing Novartis such data, samples and other information and materials as are in Heska's possession. Novartis will periodically, and in any event promptly following Heska's request, provide Heska reasonable information regarding the status of all Approvals.

                      [CONFIDENTIAL TREATMENT REQUESTED]

     5.3  Inventory and Sales Reports.  Novartis will furnish to Heska inventory
          ---------------------------
and sales reports by the 10th day of the month following each calendar quarter. Such inventory reports will include, at a minimum, with respect to all inventory on hand at the end of the prior calendar quarter: Product number, quantity, and expiration dates. Such sales reports will include, at a minimum, with respect to sales made during the prior calendar quarter: Product number, quantity and Novartis' weighted average sales price and the range of sales prices.

     5.4  Forecasts. At least six months prior to the calendar quarter in which
          ---------
Commercial Release of the first Product is projected to occur and, thereafter, at least sixty days prior to the beginning of each calendar quarter, Novartis will furnish Heska with a forecast of Novartis' projected Product requirements for the next succeeding 4 calendar quarters. Each such forecast shall be binding on Novartis for the first calendar quarter of such forecasted period. Each such forecast will specify the projected requirements for each Product by month, except that it shall be broken out by requested shipping dates for the first calendar quarter of such forecast.

     5.5  Approval of Promotional Materials. Novartis will submit to Heska for
          ---------------------------------
approval prior to use copies (with translations) of all new advertisements and other promotional materials, including catalog descriptions, involving the Products prepared by or for Novartis in connection with the Products. If Heska fails to reject such materials within three weeks of receipt, then Heska will be deemed to have approved such materials.

     5.6  Certain Practices.  Novartis agrees to not directly or indirectly
          -----------------
offer, pay, promise to pay, or authorize the payment of money or anything of value to any governmental official or representative for the purpose of influencing such persons' decisions or actions regarding the Products.

     5.7  No Modifications to Product.  Unless otherwise agreed by Heska in
          ---------------------------
writing, Novartis will not (a) sell Products other than in original, unmodified, and unused condition, (b) remove, obscure or modify any label or other indication of patent, any trademark or other intellectual property rights on the Products, (c) add any label or mark to any Product, nor (d) promote any Product under any name or mark other than the names and trademarks provided by Heska.

6.   PRODUCT DISCONTINUANCE; NEW PRODUCTS.
     ------------------------------------

     6.1  Product Discontinuance.  Heska shall have the right, without liability
          ----------------------
to Novartis, to discontinue the manufacture or sale in Japan of any Product covered by this Agreement due to intellectual property concerns, safety issues or other reasons reasonably beyond Heska's control. Heska shall endeavor to notify Novartis as soon as practicable prior to such discontinuance. Heska, however, shall not incur any liability to Novartis for Heska's failure to provide such notice.

     6.2  New Products.  [
          ------------
                                               ] Such purchase right shall be on
the terms set forth in this Agreement as modified by the Parties.

Upon agreement, the affected product shall become a Product hereunder and the Parties shall complete and execute a Product Schedule for such Product.

7.   INTELLECTUAL PROPERTY INFRINGEMENT INDEMNIFICATION.
     --------------------------------------------------

     7.1  Indemnity.  Heska will defend, at its own expense, any claim, suit or
          ---------
proceeding brought against Novartis to the extent it is based upon a claim that any Product sold pursuant to this Agreement infringes upon any presently issued patent or any copyright, or misappropriates any trade secret, of any third party. Novartis agrees that it shall promptly notify Heska in writing of any such claim or action and give Heska full information and assistance in connection therewith. Heska shall have the sole right to control the defense of any such claim or action and the sole right to settle or compromise any such claim or action. If Novartis complies with the provisions hereof, Heska will pay all damages, costs and expenses finally awarded to third parties against Novartis in such action. If a Product is, or in Heska's opinion might be, held to infringe as set forth above, Heska may, at its option replace or modify such Product so as to avoid infringement, or procure the right for Novartis to continue the use and resale of such Product. If neither of such alternatives is, in Heska's opinion, commercially reasonable, the infringing Product shall be returned to Heska and Heska's sole liability, in addition to its obligation to reimburse awarded damages, costs and expenses as set forth above, shall be to refund the amounts paid to Heska for such Products by Novartis.

     7.2  Limitations.  Heska will have no liability for any claim of
          -----------
infringement arising as a result of Novartis' use or sale of a Product in combination with any items not supplied by Heska or any modification of a Product by Novartis or third parties.

     7.3  Entire Liability.  THE FOREGOING STATES THE ENTIRE LIABILITY OF HESKA
          ----------------
TO NOVARTIS OR ANY PURCHASER OF PRODUCTS CONCERNING INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS, INCLUDING BUT NOT LIMITED TO, PATENT, COPYRIGHT TRADEMARK AND TRADE SECRET RIGHTS.

8.   SUITABILITY/LIABILITY.
     ---------------------

     8.1  Express Remedies.  The express remedies set forth in this Agreement
          ----------------
are in lieu of all obligations or liabilities on the part of Heska for damages resulting from breach of warranty, breach of contract, negligence or on any other legal theory.

     8.2  No Consequential Damages, Etc.  IN NO EVENT SHALL HESKA BE LIABLE FOR
          -----------------------------
COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES, NOR WILL EITHER PARTY BE LIABLE FOR LOST PROFITS, OR ANY OTHER SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY REPRESENTATION OR WARRANTY HEREUNDER, OR RESULTING FROM THE SALE OF PRODUCTS OR SERVICES BY NOVARTIS OR RESALE OR USE BY ANY

DISTRIBUTOR, END-USER OR TRANSFEREE OF SUCH PRODUCTS. THIS LIMITATION SHALL APPLY EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. The limitations in this section shall not limit the obligations of the parties under SECTIONS 7, 8.4, 8.5 AND 11 of this Agreement.

     8.3  No Prospective Profits.  Each of Heska and Novartis acknowledges that
          ----------------------
it is acting independently in connection with any actions taken in connection with this Agreement, including any investments in personnel, facilities, and marketing activities undertaken hereunder, and is not relying on any express or implied representation or promise from the other that this Agreement will continue beyond the Term or will not be terminated in accordance with its terms. As a result, neither Heska nor Novartis shall, by reason of the termination of this Agreement under any circumstances be liable to the other for compensation, reimbursement or damages on account of the loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases or commitments, in connection with the business or goodwill of Heska or Novartis, or otherwise.

     8.4  General Indemnity by Heska.  Heska will defend, at its own expense,
          --------------------------
any claim, suit or proceeding brought against Novartis to the extent it is based upon a claim that any Product sold pursuant to this Agreement is defective. Novartis agrees that it shall promptly notify Heska in writing of any such claim or action and give Heska full information and assistance in connection therewith. Heska shall have the sole right to control the defense of any such claim or action and the sole right to settle or compromise any such claim or action. If Novartis complies with the provisions hereof, Heska will pay all damages, costs and expenses finally awarded to third parties against Novartis in such action. If any Product unit is, or in Heska's opinion might be, defective, Heska may, at its option, replace such unit or request the return of such unit and refund the amount paid for such unit by Novartis. Heska shall have no liability hereunder to the extent any such defect was caused by Novartis' or its employees' acts or omissions.

     8.5  General Indemnity by Novartis.  Novartis agrees to indemnify and hold
          -----------------------------
Heska harmless from and against all damages, costs and expenses arising with respect to the sale, distribution or use of any Product, to the extent caused by any act or omission by Novartis. Without limiting the generality of the foregoing, Novartis agrees to indemnify and hold Heska harmless from and against all damages, costs and expenses to the extent caused by Novartis' sale of any Product in violation of any regulatory requirements in Japan or into any jurisdiction outside of Japan to the extent approval of the sale of such Product in such jurisdiction has not been approved by the applicable regulatory authorities.

9.   TRADEMARKS.
     ----------

     9.1  Limited Trademark License.  Subject to the next succeeding sentence,
          -------------------------
Heska grants to Novartis a limited license to use during the Term, for proper purposes in connection with the promotion and sale of the Products on a non-exclusive basis, Heska's name and logo and the other trademarks used by Heska from time to time with respect to the Products (collectively, the "TRADEMARKS").

     9.2  Novartis' Use.  Novartis' use of the Trademarks shall be in accordance
          -------------
with applicable trademark law and Heska's policies regarding advertising and trademark usage as established and amended from time to time. Novartis shall include all applicable Trademarks in any literature, promotional materials or advertising which it produces or distributes concerning the Products. Novartis will not use any such Trademarks other than with respect to the direct promotion of the Products.

     9.3  Ownership of Trademarks.  Novartis agrees that the Trademarks are and
          -----------------------
will remain the sole property of Heska and agrees not to do anything inconsistent with that ownership or to contest ownership of the Trademarks. Novartis agrees to always identify the Trademarks as being the property of Heska. Novartis also agrees that all use of the Trademarks by Novartis will inure to the benefit of, and be on behalf of, Heska.

10.  PRODUCT MATERIALS; WARRANTY; MANUFACTURING QUALITY; DEFECTIVE BATCH.
     -------------------------------------------------------------------

     10.1 Product Materials.  Novartis may not make any representations or
          -----------------
warranties regarding a Product in addition to or different from those specified by Heska in the applicable Product documentation and any representations or warranties made by Novartis with respect to the Products shall contain the same limitations and disclaimers as are included by Heska in such documentation.

     10.2 Exclusive Warranty.  HESKA HEREBY REPRESENTS AND WARRANTS THAT EACH
          ------------------
PRODUCT WILL MEET ITS RESPECTIVE SPECIFICATIONS SET FORTH IN THE APPLICABLE PRODUCT SCHEDULE IN ALL MATERIAL RESPECTS. SUCH WARRANTY IS IN LIEU OF, AND HESKA DISCLAIMS, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT, OR ARISING FROM THE COURSE OF DEALING BETWEEN THE PARTIES OR USAGE OF TRADE.

     10.3 Manufacturing Quality; Defective Batch. The Products sold to Novartis
          --------------------------------------
will be manufactured by Heska using the same quality assurance procedures as it uses for Product units sold directly by Heska outside of Japan. If Heska confirms that any Product unit contains any material defect which, based on the nature of the defect, is reasonably likely to be present in other Product units from the same batch, then Novartis may return (or, upon Heska's request, shall return) to Heska as defective all Product units of that batch in exchange for other units of the same Product. All such returns shall be in accordance with the RMA Procedures.

11.  CONFIDENTIAL INFORMATION.
     ------------------------

Neither Party shall use for any purpose, other than as contemplated by this Agreement, or divulge to any third party, any trade secrets, processes, techniques, designs, know how or other confidential information provided to such Party by the other. Notwithstanding the foregoing, these confidentiality provisions shall not apply to any information: (a) which is independently developed by the receiving Party or its Affiliates or lawfully received free of restriction from another source having the right to so furnish such information;
(b) after it has become generally available to the public without breach of this Agreement by the receiving Party or its Affiliates; (c) which at the time of disclosure to the receiving Party was known to such Party or its Affiliates free of restriction; or (d) which and to the extent the receiving Party is required to disclose pursuant to law, regulations, or an order of a court of competent jurisdiction, provided that the disclosing Party shall have been afforded a reasonable opportunity to limit such disclosure. In addition to the above, subject to disclosure as required under the foregoing clause (d), the Parties shall maintain in confidence and not divulge to any third party the terms of this Agreement or any Product Schedule.

12.  TERMINATION PROVISIONS.
     ----------------------

     12.1 Termination for Cause.  Either Party shall have the right to terminate
          ---------------------
this Agreement prior to the end of the Term by notice immediately if:

          (a)  Breach.  The other Party commits any material breach of this
               ------
Agreement which has not been remedied within thirty (30) days of notice thereof;

          (b)  Insolvency.  The other Party enters into liquidation or
               ----------
reorganization, whether compulsory or voluntary, or has a receiver appointed as to all or a substantial part of its assets, or takes or suffers any similar action in consequence of debt; or

          (c)  Reduction in Interest.  Novartis and its Affiliates together do
               ---------------------
not legally and beneficially own at least five percent (5%) of the issued and outstanding common stock of Heska.

     12.2 Termination Due to Failure to Achieve Purchase Goal.  Heska shall have
          ---------------------------------------------------
the right to terminate this Agreement with respect to any Product if Novartis fails in any Period to achieve at least seventy-five percent (75%) of the Purchase Goal for such Product in such Period (unless such failure is due to Heska's failure to deliver Products in accordance with accepted purchase orders). If at any point all Products are deleted from this Agreement under this Section, then either Party may terminate this Agreement upon 5 days' notice to the other.

     12.3 Default Under Right of First Refusal Agreement.  Heska shall have the
          ----------------------------------------------
right to terminate this Agreement immediately if Heska terminates the Right of First Refusal Agreement due to NAH Basle's default thereunder. Novartis shall have the right to terminate this Agreement immediately if NAH Basle terminates the Right of First Refusal Agreement due to Heska's default thereunder.

     12.4 Effect of Termination as to Any Product.  Upon termination of this
          ---------------------------------------
Agreement as to any Product as provided in Section 12.2:

          (a)  Termination of  Licenses.  Except as expressly provided in this
               ------------------------
Section 12, all rights and licenses granted to Novartis under this Agreement for such Product and the related Trademarks shall immediately terminate; provided,
                                                                     --------
that, subject to Heska's rights under clause (b) below, Novartis may sell on a
----
nonexclusive basis but otherwise on the terms set forth in this Agreement its remaining inventory of such Product for a period of up to ninety (90) days following the date of termination; and

          (b)  Right to Purchase Inventory.  Heska shall have the right (but not
               ---------------------------
the obligation) on notice to Novartis from time to time to purchase from Novartis all or any portion of such Product in its inventory at the time of such termination for credit against outstanding invoices, or for cash refund to the extent there are no invoices then outstanding. Any credit or refund due Novartis for such Product shall be equal to the purchase price of the Product, less any discounts or credits previously received.

     12.5 Effect of Termination of Agreement.  Upon expiration or termination of
          ----------------------------------
this Agreement for any reason:

          (a)  Termination of  Licenses.  Except as expressly provided in this
               ------------------------
Section 12, all rights and licenses granted to Novartis under this Agreement shall immediately terminate; provided, that, unless this Agreement is terminated
                             --------  ----
by Heska, (i) Heska shall honor all accepted purchase orders providing for delivery within 30 days of the date of termination and for which Novartis pays in full prior to shipment, and (ii) Novartis may sell on a nonexclusive basis but otherwise on the terms set forth in this Agreement its remaining inventory of Products for a period of up to ninety (90) days following the date of termination, subject to Heska's rights under CLAUSE (b) below;

          (b)  Right to Purchase Inventory.  Heska shall have the right (but not
               ---------------------------
the obligation) on notice to Novartis from time to time to purchase from Novartis all or any portion of the Products in its inventory at the time of such expiration or termination for credit against outstanding invoices, or for cash refund to the extent there are no invoices then outstanding. Any credit or refund due Novartis for such Product shall be equal to the purchase price of the Product, less any discounts or credits previously received; and

          (c)  Confidential Information.  Each Party shall return all copies of
               ------------------------
the other Party's confidential information which remain in such Party's possession or under its control.

     12.6 Survival.  The provisions of SECTIONS 1, 4, 7, 8, 10, 11, 12 AND 13
          --------
shall survive any termination or expiration of this Agreement.

13.  GENERAL.
     -------

     13.1 No Other Agreements.  All previous agreements and arrangements (if
          -------------------
any) made by Heska and Novartis and relating to the subject matter hereof are hereby superseded. This Agreement embodies the entire understanding of the Parties. There are no promises, terms, conditions or obligations, oral or written, express or implied, other than those contained in this Agreement. This Agreement shall supersede any provision of any purchase order submitted by Novartis for Products during the Term, notwithstanding any provision in such purchase order to the contrary. This Agreement may only be amended by a writing signed by the Parties. If this Agreement is translated into Japanese, the English language version of this Agreement shall control all discrepancies between such versions.

     13.2 Notices.  Any notice required to be given hereunder shall be in
          -------
writing and may be given by facsimile transmission (confirmed by mail), personal delivery (including by professional courier), or mailing (by first class receipted prepaid mail) to the respective address or facsimile number set forth below, or to such other address or facsimile number as such Party may have notified the other pursuant to this Section. In the case of facsimile transmission or personal delivery, such notice shall be deemed to have been given upon the date of such transmission or delivery. In the case of mailing, such notice shall be deemed to have been given seven days after such mailing.

Heska:                              Novartis:

Heska Corporation                   Novartis Agro K.K. , Tokyo
1825 Sharp Point Drive              World Trade Center Bldg. 4-1
Fort Collins, CO 80525              Hamamatsu-cho 2 chrome
Attn.: Paul Hudnut                  Minato-ku, Tokyo 105 Japan
Telephone: 970-493-7272             Attn:  Managing Director
Telecopier: 970-493-7333            Telephone: 81 3 3435 5244
                                    Telecopier: 81 3 3435 4012
With a copy sent:
Attn.: General Counsel

     13.3 Governing Law.  The parties hereby agree that their rights and
          -------------
obligations under this Agreement will not be governed by the United Nations Conventions on Contracts for the International Sale of Goods, the application of which is expressly excluded. Rather, this Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to its provisions concerning the applicability of the laws of other jurisdictions.

     13.4 No Agency.  Nothing in this Agreement or any other document or
          ---------
agreement between the Parties shall constitute or be deemed to constitute a partnership between the Parties. The relationship between Heska and Novartis shall be that of seller and buyer. Novartis, its officers, agents and employees, shall under no circumstances be considered the agents, employees or representatives of Heska. Neither Party shall have the right to enter into any contracts or binding commitments in the name of or on behalf of the other Party in any respect whatsoever.

     13.5   Assignment. Novartis may not assign any of its rights or obligations
            ----------
hereunder, whether voluntarily or by operation of law, without the prior written consent of Heska (which may be granted or withheld in its sole discretion). Subject to the foregoing, this Agreement will inure to the benefit of and be binding upon the successors and assigns of the Parties.

     13.6   Construction. This Agreement is the result of negotiations among,
            ------------
and has been reviewed by, Heska and Novartis and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of each Party hereto, and no ambiguity shall be construed in favor of or against Heska or Novartis.

     13.7   Headings; Plural Terms; Other Interpretive Provisions.  Headings and
            -----------------------------------------------------
captions used to introduce Sections of this Agreement are only for convenience and have no legal significance. All terms defined in this Agreement or any exhibit in the singular form shall have comparable meanings when used in the plural form and vice versa. References in this Agreement to "Recitals," "Sections" and "Schedules" are to recitals, sections and schedules herein and hereto unless otherwise indicated. The words "include" and "including" and words of similar import when used in this Agreement or in any exhibit shall not be construed to be limiting or exclusive. The word "or" when used in this Agreement or in any schedule shall mean either or both.

     13.8   Force Majeure Events.  Neither Party shall be liable for any failure
            --------------------
to perform any of its obligations hereunder (other than the payment of money) which results from an act of God, the elements, fire, flood, component shortages, a force majeure event, riot, insurrection, industrial dispute, accident, war, embargoes, legal restrictions or any other cause beyond the control of the Party.

     13.9   Attorneys' Fees.  In any litigation, arbitration or court proceeding
            ---------------
between the Parties with respect to this Agreement, the prevailing Party shall be entitled to recover, in addition to any other amounts awarded, attorneys' fees and all costs of proceedings incurred in enforcing this Agreement.

     13.10  Arbitration.  If a dispute or disagreement (a "DISPUTE") arises
            ------------
between the Parties in connection with this Agreement, then the Dispute will be finally settled by binding arbitration to be conducted in English in London, England (or at such other location as the Parties may agree) under the International Chamber of Commerce Rules of Conciliation and Arbitration then prevailing by one arbitrator appointed in accordance with those rules. The arbitrator shall be chosen from a panel of arbitrators knowledgeable in the companion animal health care industry. The arbitrator will apply the law specified in SECTION 13.3 to the merits of the Dispute. The decision of the arbitrator shall be final, conclusive and binding on the Parties to the arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator may grant permanent injunctions or other relief in such dispute or claim; provided that the
                                                      --------
arbitrator may not grant licenses to any intellectual property owned by either Party nor may the arbitrator award punitive damages. Notwithstanding the foregoing, without breach of this arbitration provision either Party may apply to any appropriate court for temporary injunctive relief.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

HESKA CORPORATION                       NOVARTIS AGRO K.K., TOKYO



By /s/ Paul Hudnut                      By /s/ Martin Miller
  -------------------------------         ---------------------------------
 Name:   Paul Hudnut                      Name:   Martin Miller
 Title:  Executive Vice President         Title:  Sector Head, Animal
                                                  Health, Japan